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                                                                    Exhibit 23.2




                    CONSENT OF DELOITTE & TOUCHE LLP, TORONTO

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Nortel Networks Corporation (the "Corporation") and Nortel Networks Limited, relating to the offering and sale of $1,800,000,000, principal amount of 4.25% convertible senior notes due 2008 of the Corporation, fully and unconditionally guaranteed by Nortel Networks Limited, of our Independent Auditors' Report dated February 1, 2001 except as to the first paragraph of note 22, which is as of May 11, 2001, and notes 3, 4 and 24, which are as of June 14, 2001, appearing in the Corporation's current report on Form 8-K dated August 8, 2001 for the year ended December 31, 2000.

We hereby further consent to the reference to our Firm under the heading "Experts" in the Prospectus, which forms part of the aforementioned Registration Statement.



/s/ Deloitte & Touche LLP





Toronto, Canada
November 6, 2001